EXHIBIT 11


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                                   KSW, INC.

                        STATEMENT REGARDING COMPUTATION
                       OF NET EARNINGS (LOSS) PER SHARE


                                NINE MONTHS ENDED
THREE MONTHS ENDED
                       SEPTEMBER 30,1997 SEPTEMBER 30,1996
SEPTEMBER 30,1997 SEPTEMBER 30,1996



Net earnings/(loss)                                      $ 577,000       ($227,000)           $     63,000       $     5,000
                                                        ============     ===========           ============      ============

PRIMARY EARNINGS/(LOSS) PER SHARE
Weighted average shares
  outstanding during the
  period                                               5,542,061         5,435,176               5,542,061          5,435,176

Common and common stock
  equivalent shares using the
  treasury stock method                                  218,974           169,171                 277,273           145,593
                                                        ---------         ---------               ---------        ---------
Total shares outstanding for
  purposes of calculating
  primary earnings/(loss)
  per share                                             5,761,035         5,604,347               5,819,334        5,580,769
                                                        =========         =========               =========        =========

Primary earnings/(loss) per
  common and common
  equivalent share                                          .10              (.04)                     .01                 0
                                                             ==              ====                      ===                 ==

FULLY DILUTED EARNINGS/(LOSS) PER SHARE
Weighted average shares
  outstanding during the period                         5,542,061         5,435,176               5,542,061        5,435,176

Common & Common Stock
  equivalent shares using the
  treasury stock method                                    348,571          169,171                 348,571          145,593
                                                       ------------       ---------                ---------         --------

Total shares outstanding for
  purposes of calculating
  fully diluted earnings/(loss)
  per share                                              5,890,632         5,604,347               5,890,632        5,580,769
                                                         =========         =========               =========        =========

Fully diluted earnings/(loss) per
  common and common
  equivalent share                                             .10             (.04)                   .01                 0
                                                               ===             ====                    ===                ==

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